UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2021

Williams-Sonoma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14077	94-2203880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3250 Van Ness Avenue, San Francisco, California 94109
(Address of principal executive offices)

Registrant’s telephone number, including area code (415) 421-7900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s):	Name of each exchange on which registered:
Common Stock, par value $.01 per share	WSM	New York Stock Exchange, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition

On March 17, 2021, Williams-Sonoma, Inc. (the “Company”) issued a press release announcing the Company’s financial results for its fourth quarter and fiscal year ended January 31, 2021. A copy of the Company’s press release is attached as Exhibit 99.1. The attached exhibit is provided under Item 2.02 of Form 8-K and is furnished to, but not filed with, the Securities and Exchange Commission.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 16, 2021, the Compensation Committee of the Board of Directors of the Company adopted the Company’s 2021 Incentive Bonus Plan (the “2021 Bonus Plan”). Commencing with the Company’s 2021 fiscal year performance period, the 2021 Bonus Plan replaces the Company’s 2001 Incentive Bonus Plan (the “2001 Bonus Plan”), which latter plan will expire at the Company’s 2021 annual meeting of stockholders. The 2021 Bonus Plan provides for cash incentive awards and is applicable to “executive officers” of the Company (as such term is defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended), as well as to certain other key employees of the Company, including all of the Company’s named executive officers. The 2021 Bonus Plan is substantially similar to the 2001 Bonus Plan (including having the same list of available performance criteria used to measure performance and the same dollar limit on awards), except that it does not have an expiration term and eliminates certain references to, and provisions intended to comply with, Section 162(m) of the Internal Revenue Code of 1986, as amended, which are no longer applicable.

Item 8.01.	Other Events

On March 17, 2021, the Company issued a press release announcing that its Board of Directors authorized an 11.3% increase in the Company’s quarterly cash dividend and also approved a new $1 billion share repurchase authorization, which supersedes the remaining outstanding under the company’s current share repurchase authorization. The Company also announced that it has repaid early in full its $300 million Term Loan, eliminating all funded debt as of February 26, 2021. A copy of the Company’s press release is attached as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	List of Exhibits:

99.1	Press Release dated March 17, 2021 titled Williams-Sonoma, Inc. announces strong fourth quarter and fiscal year 2020 results; Q4 comparable brand revenue growth accelerates to 25.7%, including e-commerce comp growth of 47.9%; Q4 GAAP operating margin of 17.5%; Q4 non-GAAP operating margin expansion of 630bps to 17.9%; GAAP diluted EPS of $3.92; Non-GAAP diluted EPS of $3.95; Quarterly dividend increase of 11.3%; new stock repurchase authorization of $1 billion; Accelerated path to $10 billion in net revenues and 15% non-GAAP operating margins in five years.

99.2	Press Release dated March 17, 2021 titled Williams-Sonoma, Inc. announces an 11% quarterly dividend increase, a new $1 billion stock repurchase authorization, and the early repayment of its $300 million Term Loan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLIAMS-SONOMA, INC.

Date: March 17, 2021	By:	/s/ Julie Whalen
Julie Whalen
Chief Financial Officer

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